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                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                              FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                Securities and Exchange Act of 1934


Date of Report(Date of earliest event reported)September 27, 1995
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                    YANKEE ENERGY SYSTEM, INC.
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     (Exact name of registrant as specified in its charter)


     Connecticut         0-17605             06-1236430
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(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)


     599 Research Parkway, Meriden, Connecticut,  06450-1030
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(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code: (203)639-4000
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                              n/a
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     (Former name or address, if changed since last report)














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ITEM 5 - Other Events

     On June 27, 1995, the Board of Directors of Yankee Energy System, Inc. (the "Company") approved a voluntary early retirement program for the employees of the Company's wholly-owned subsidiary, Yankee Gas Services Company ("Yankee Gas").
The program was offered to Yankee Gas employees at least 55 years of age and with a minimum of ten years of service. The program included a social security bridge payment, added three years of age and three years of service for each employee for purposes of calculating retirement benefits and provided a cash incentive of two percent of the employee's current salary per year of service, up to a maximum of 18 years. Eligible employees were given until August 25, 1995 to elect to participate in the program, and a total of 34 employees retired early pursuant to the terms of the program.

     At its June 27, 1995 meeting, the Company's Board of Directors also authorized the implementation of an involuntary severance program following the voluntary early retirement program in order to further the accomplishment of the Company's reorganization objectives to improve operation efficiency, contain costs, increase sales effectiveness and improve customer service. On September 27, 1995, the Company effected a workforce reduction of 39 salaried and clerical employees. Affected employees will receive salary, health plan and life insurance benefits continued for a period of time equal to one week for every full year of service. Affected employees will also receive out-placement counseling.

     As a result of the programs, the Company will record a net pre-tax charge against earnings of approximately $3,425,000 in the fourth quarter of its fiscal year which ends September 30, 1995. The charge consists of approximately $3,100,000 in additional expense in connection with the voluntary early retirement program and approximately $325,000 in additional expense in connection with the severance program. On an after-tax basis, the impact of both programs will result in a decrease in fourth quarter and fiscal year earnings of approximately $1,976,000 or $0.19 per share. The Company estimates that the annual payroll and benefits savings resulting from the workforce reduction programs will total $3,900,000 on a pre-tax basis.











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                         SIGNATURES


     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   YANKEE ENERGY SYSTEM, INC.
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                                   (Registrant)


                                   /s/ Mary J. Healey
Date:  October 4, 1995             ---------------------------
                                   Mary J. Healey
                                   Vice President, General
                                   Counsel and Secretary